Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

FIRST QUARTER FISCAL 2013 EARNINGS

Announces Monthly Distributions of $0.077 Cents per Share for a Total of $0.231 Per Share for Third Fiscal Quarter 2013, Equal to Annualized Distribution Rate of $0.924 Per Share

RYE BROOK, NY, November 8, 2012 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the first quarter of fiscal 2013 ended September 30, 2012.

For the quarter ended September 30, 2012, the Company recorded net investment income of $1.2 million, or $0.20 per share, net realized losses of $(0.9) million, or $(0.14) per share, and net unrealized gains of $0.5 million, or $0.08 per share, resulting in a net increase in net assets from operations of $0.9 million, or $0.14 per share. Net asset value was $8.51 per share at September 30, 2012.

On November 5, 2012, the Board of Directors declared monthly distributions for the third quarter of fiscal 2013 as follows:

Record Date	Payment Date	Per Share Amount
January 31, 2013	February 15, 2013	$0.077
February 28, 2013	March 15, 2013	$0.077
March 29, 2013	April 15, 20133	$0.077

The declared monthly distributions equate to a $0.924 annualized distribution rate or a current annualized yield of 11.2%, based on the closing price of the Company’s common stock of $8.28 per share on November 7, 2012.

Financial Highlights for the First Quarter of Fiscal 2013

➢	Net asset value was $8.51 per share at September 30, 2012.
➢	Weighted average portfolio interest rate was 12.84% at September 30, 2012.
➢	Total investment income was $2.8 million, including fee income from structuring fees and other sources of $0.2 million.
➢	Net investment income was $1.2 million, or $0.20 per share.
➢	Net realized losses were $(0.9) million, or $(0.14) per share, and net unrealized gains were $0.5 million, or $0.08 per share, resulting in a net increase in net assets from operations of $0.9 million, or $0.14 per share.
➢	Total portfolio investments at September 30, 2012 were $75.5 million (excluding U.S. treasury bills of $25.0 million), compared to $72.3 million (excluding U.S. treasury bills of $22.5 million) at June 30, 2012.
➢	New originations were $3.25 million, consisting of a new debt facility to Global Energy Efficiency Holdings Inc. Additional funding to existing borrowers totaled $0.6 million (excluding revolvers).
➢	At September 30, 2012, 93% of portfolio company investments were first lien senior secured loans.
➢	At September 30, 2012, debt outstanding was $26.5 million consisting of $23.1 million drawn under the Company’s $35.0 million senior credit facility and $3.4 million of senior unsecured notes.
➢	Paid monthly distributions of $0.077 per share on August 15, 2012, September 14, 2012 and October 15, 2012.

Management Commentary

“Fiscal 2013 began on a strong note as we recorded an 18% increase in net investment income per share in the first quarter over the fourth quarter of fiscal 2012, reflecting portfolio growth. Our aggregate investments in portfolio companies now total $75.5 million, the highest total since becoming a public company two years ago,” said John Stuart, Chairman and Chief Executive Officer of Full Circle Capital Corp. “The flexibility offered by our uni-tranche lending solutions remains an attractive debt solution to our targeted market of lower and smaller middle market companies. Within this market environment, we remain highly selective of our investment opportunities as we are near full deployment at current liquidity levels.”

“Our consistently strong investment portfolio metrics reflect our primary strategy of investing in first lien senior secured loans to smaller and lower middle-market companies with a desirable yield. We now have debt investments in 17 companies with first lien senior secured loans comprising 93% of the total investment portfolio. While the yield on the portfolio remains approximately 13%, we have retained flexibility in these investments with floating rate loans accounting for 93% of the portfolio, which we believe to be among the top tier of the BDC universe.”

First Quarter Fiscal 2013 Results

The Company’s net asset value at September 30, 2012 was $8.51 per share. During the quarter, the Company generated $2.6 million of interest income, of which 100% was paid in cash. Fee income from structuring fees and other sources totaled $0.2 million. The Company recorded net investment income of $1.2 million, or $0.20 per share, net realized losses of $(0.9) million, or $(0.14) per share, and unrealized gains of $0.5 million, or $0.08 per share, resulting in a net increase in net assets from operations of $0.9 million, or $0.14 per share.

During the quarter, the Company originated a $3.25 million new loan facility of which $3.0 million was funded at closing. Net funding to existing borrowers, including revolver draws and repayments, was $0.3 million during the quarter.

At September 30, 2012, the Company’s portfolio included investments in 20 companies, of which 17 were debt investments. The average portfolio company debt investment at September 30, 2012 was $4.3 million. The weighted average interest rate on investments was 12.84%. At fair value, 93% of portfolio investments were first lien loans, 5% were second lien loans and 2% were equity investments. Approximately 93% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 62% at September 30, 2012 and June 30, 2012.

Conference Call Details

Management will host a conference call to discuss these results on Friday, November 9, 2012 at 10:00 a.m. ET. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 55040729.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on November 9, 2012 until 11:59 p.m. ET on November 15, 2012 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 55040729. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	LHA
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2012	June 30, 2012
Assets	(Unaudited)	(Audited)
Control Investments at Fair Value (Cost of $8,605,711 and $6,639,648, respectively)	$8,502,142	$6,777,511
Affiliate Investments at Fair Value (Cost of $7,914,999 and $6,802,017, respectively)	5,988,684	5,112,142
Investments at Fair Value (Cost of $87,201,156 and $85,181,617, respectively)	85,971,841	82,957,117
Total Investments at Fair Value (Cost of $103,721,866 and $98,623,282, respectively)	100,462,667	94,846,770

Cash	66,504	639,149
Deposit with Broker	2,752,519	2,350,000
Interest Receivable	965,440	902,711
Dividends Receivable	34,097	-
Principal Receivable	1,231,808	513,372
Due from Portfolio Investment	-	11,140
Due from Affiliate	37,335	-
Prepaid Expenses	160,015	43,053
Other Assets	27,554	25,499
Deferred Offering Expenses	71,781	67,685
Deferred Credit Facility Fees	100,000	50,000

Total Assets	105,909,720	99,449,379

Liabilities
Due to Affiliate	643,272	580,353
Accounts Payable	192,990	115,741
Accrued Liabilities	23,210	79,651
Due to Broker	25,000,604	22,500,041
Dividends Payable	478,892	478,892
Interest Payable	159,666	142,518
Other Liabilities	6,927	140,458
Accrued Offering Expenses	-	19,697
Line of Credit	23,098,577	18,544,660
Distribution Notes	3,404,583	3,404,583

Total Liabilities	53,008,721	46,006,594

Net Assets	$52,900,999	$53,442,785
Components of Net Assets
Common Stock, par value $0.01 per share
(100,000,000 authorized; 6,219,382 issued
and outstanding)	$62,194	$62,194
Paid-in capital in excess of par	57,455,232	57,455,232
Distributions in excess of Net Investment Income	(321,195)	(122,763)
Accumulated Net Realized Gains (Losses)	(1,036,033)	(175,366)
Accumulated Net Unrealized Losses	(3,259,199)	(3,776,512)
Net Assets	$52,900,999	$53,442,785
Net Asset Value Per Share	$8.51	$8.59

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended September 30, 2012	Three months ended September 30, 2011
Investment Income
Interest Income	$2,019,984	$1,825,263
Interest Income from Affiliate Investments	279,941	234,864
Interest Income from Control Investments	279,173	27,573
Dividend Income	-	-
Dividend Income from Control Investments	34,097	-
Other Income	144,027	311,457
Other Income from Affiliate Investments	3,581	54,086
Other Income from Control Investments	12,500	105,000

Total Investment Income	2,773,303	2,558,243

Operating Expenses
Management Fee	334,036	285,960
Incentive Fee	307,932	371,602
Total Advisory Fees	641,968	657,562

Allocation of Overhead Expenses	56,756	85,685
Sub-Administration Fees	73,429	78,114
Officers’ Compensation	75,194	45,924
Total Administration Fees	205,379	209,723

Directors’ Fees	28,625	28,125
Interest Expenses	396,495	122,560
Professional Services Expense	165,161	220,873
Bank Fees	3,090	3,681
Other	94,340	85,169

Total Gross Operating Expenses	1,535,058	1,327,693

Management Fee Waiver and Expense Reimbursement	-	(313,792)

Total Net Operating Expenses	1,535,058	1,013,901

Net Investment Income	1,238,245	1,544,342
Net Change in Unrealized Gain (Loss) on Investments	517,313	(70,815)
Net Realized Gain (Loss) on Investments	(860,667)	125,806

Net Increase in Net Assets Resulting from Operations	$894,891	$1,599,333

Earnings per Common Share Basic and Diluted	$0.14	$0.26
Weighted Average Shares of Common Stock Outstanding Basic and Diluted	6,219,382	6,219,382

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

Financial highlights (Unaudited)

	Three months ended September 30, 2012	Three months ended September 30, 2011

Per Share Data (1) :
Net asset value at beginning of period	$8.59	$9.08
Net investment income	0.20	0.25
Change in unrealized gain (loss)	0.08	(0.01)
Realized gain (loss)	(0.13)	0.02
Dividends declared	(0.23)	(0.23)
Net asset value at end of period	$8.51	$9.11

1 Financial highlights are based on average weighted shares outstanding.